UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  February 23, 2022

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective March 7, 2022, Theodore M. Clark, Executive Vice President and Chief Operating Officer of H.B. Fuller Company (the "Company"), will transition from the Chief Operating Officer role and move into a strategic advisory role with the Company.

(c)  On February 23, 2022, the Company announced the election of Celeste B. Mastin as the Executive Vice President and Chief Operating Officer of the Company, effective March 7, 2022. In this position, Ms. Mastin, age 53, will report to James J. Owens, President and Chief Executive Officer. Previously, Ms. Mastin served as CEO of PetroChoice Lubrication Solutions, the largest distributor of petroleum lubrication solutions in the United States. Prior to that, she held CEO roles at Distribution International, Inc. (insulation and related supplies distribution) and MMI Products, Inc. (steel-based construction accessories), a Division of Oldcastle, and she served in executive leadership roles at Ferro Corporation (functional coatings and color solutions) and Bostik Adhesives (adhesives), now owned by Arkema. Mastin began her career at Shell Chemical Co. She currently serves on the board of directors of Granite Construction, Inc. (NYSE: GVA). As Executive Vice President and Chief Operating Officer of the Company, Ms. Mastin will receive an annual base salary of $585,000. Also, she will be entitled to receive a target incentive opportunity of 75% of her base salary with a maximum incentive opportunity of up to 150% of her base salary under the Company’s short-term incentive plan. Ms. Mastin will also receive stock-based incentive awards under the Company’s long-term incentive plan consisting of non-qualified stock options, performance-based restricted stock units and time-based restricted stock units with a total annual value of $1,000,000. In connection with her hiring, Ms. Mastin will receive a one-time cash bonus of $1,700,000, which will be subject to forfeiture if she voluntarily resigns within twelve months of her hiring date. Also, Ms. Mastin will enter into the Company’s standard forms of executive officer Severance Agreement and Change-in-Control Agreement that does not include a tax gross-up provision.

Item 9.01.	Financial Statements and Exhibits.
(d)         Exhibits.

99.1         Press Release, dated February 23, 2022, issued by H.B. Fuller Company
104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary